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                                                                 EXHIBIT 10.125

                         COOPERATIVE MARKETING AGREEMENT

                                     between

                            NORTHWEST AIRLINES, INC.

                                       and

                             HAWAIIAN AIRLINES, INC.

                                  May 20, 1996


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                                TABLE OF CONTENTS

                           NOT PART OF THIS AGREEMENT

Cooperative Marketing Agreement. . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.     Definition of Code Share Service. . . . . . . . . . . . . . .  2

Section 2.     Code Share Service. . . . . . . . . . . . . . . . . . . . . .  2
       (a)     Northwest Designated Hawaiian Flights.. . . . . . . . . . . .  2
       (b)     Use of Hawaiian's Name and/or Logo. . . . . . . . . . . . . .  3

Section 3.     Service Conditions. . . . . . . . . . . . . . . . . . . . . .  3
       (a)     Initial Service Area. . . . . . . . . . . . . . . . . . . . .  3
       (b)     Expansion of Service Areas. . . . . . . . . . . . . . . . . .  3
       (c)     Dual Service. . . . . . . . . . . . . . . . . . . . . . . . .  4
       (d)     Limited Code Share Exclusivity. . . . . . . . . . . . . . . .  4
       (e)     Irregular Operations. . . . . . . . . . . . . . . . . . . . .  5
       (f)     Cooperative Services Account. . . . . . . . . . . . . . . . .  5

Section 4.     Aircraft and Crews. . . . . . . . . . . . . . . . . . . . . .  5

Section 5.     Ground Support for Code Share Services. . . . . . . . . . . .  6
       (a)     Hawaiian Cities.. . . . . . . . . . . . . . . . . . . . . . .  6
       (b)     Joint Cities. . . . . . . . . . . . . . . . . . . . . . . . .  6
       (c)     Ground Support for Code Share Services. . . . . . . . . . . .  7
       (d)     Freight.. . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Section 6.     Pricing and Revenue Accounting. . . . . . . . . . . . . . . .  7
       (a)     Fares.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       (b)     Carriage and Tariff Rules.. . . . . . . . . . . . . . . . . .  7
       (c)     Prorate and Seats.. . . . . . . . . . . . . . . . . . . . . .  8
       (d)     Revenue Settlement. . . . . . . . . . . . . . . . . . . . . .  8
       (e)     CRS Charges.. . . . . . . . . . . . . . . . . . . . . . . . .  8
       (f)     Baggage.. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       (g)     Cargo.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Section 7.     Hawaiian/Northwest Cooperation Program. . . . . . . . . . . .  9
       (a)     Frequent Flyer Program. . . . . . . . . . . . . . . . . . . .  9
       (b)     Schedules.. . . . . . . . . . . . . . . . . . . . . . . . . .  9
       (c)     Flight Information. . . . . . . . . . . . . . . . . . . . . .  9
       (d)     Government Requirements.. . . . . . . . . . . . . . . . . . .  9
       (e)     Mail Carriage.. . . . . . . . . . . . . . . . . . . . . . . .  9
       (f)     Operational controls. . . . . . . . . . . . . . . . . . . . . 10


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Section 8.     Independent Contractor. . . . . . . . . . . . . . . . . . . . 10
       (a)     Hawaiian as Independent Contractor. . . . . . . . . . . . . . 10
       (b)     Northwest as Independent Contractor.. . . . . . . . . . . . . 10

Section 9.     Release and Indemnification.. . . . . . . . . . . . . . . . . 11
       (a)     Indemnification by Hawaiian.. . . . . . . . . . . . . . . . . 11
       (b)     Indemnification by Northwest. . . . . . . . . . . . . . . . . 12

Section 10.    Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . 13
       (a)     Hawaiian Insurance. . . . . . . . . . . . . . . . . . . . . . 13
       (b)     Northwest Insurance.. . . . . . . . . . . . . . . . . . . . . 14

Section 11.    Directors, Officers, Agents, Employees. . . . . . . . . . . . 16

Section 12.    Effective Date and Terms Termination. . . . . . . . . . . . . 16
       (a)     Effective Date and Term.. . . . . . . . . . . . . . . . . . . 16
       (b)     Termination.. . . . . . . . . . . . . . . . . . . . . . . . . 17

Section 13.    Force Majeure, etc... . . . . . . . . . . . . . . . . . . . . 18

Section 14.    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 19

Section 15.    Not a Partnership.. . . . . . . . . . . . . . . . . . . . . . 19

Section 16.    Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

Section 17.    Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       (a)     Material Default. . . . . . . . . . . . . . . . . . . . . . . 20
       (b)     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

Section 18.    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . 21

Section 19.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 21

Section 20.    Titles. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Section 21.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 21

Section 22.    Construction, Severability, No Third Party Beneficiary. . . . 22

               Exhibit A    Code Share Flight Segments
               Exhibit B    Bilateral Prorate Agreement
               Exhibit B-1  Prorate Credits
               Exhibit C    Frequent Flyer Agreement
               Exhibit D    Schedule File Information
               Exhibit E    Limited Use of Hawaiian's Name and/or Logo


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                         COOPERATIVE MARKETING AGREEMENT

     THIS COOPERATIVE MARKETING AGREEMENT ("AGREEMENT") dated this May 22, 1996 and effective June 1, 1996 (the "Effective Date") is entered into by and between HAWAIIAN AIRLINES, INC. ("Hawaiian"), a Hawaii corporation, and NORTHWEST AIRLINES, INC. ("Northwest"), a Minnesota corporation. Hawaiian and Northwest are sometimes referred to in this Agreement individually as a "Party" or collectively as "the Parties".

                                   WITNESSETH:

     WHEREAS, Hawaiian and Northwest desire to make certain arrangements with each other for the purpose of providing joint commercial air transportation services, including code sharing, between Hawaiian and Northwest at certain airports; and

     WHEREAS, in conjunction with such air transportation services, the parties desire to provide certain cooperative commercial services including codesharing, marketing, reservations, ticketing, baggage handling, cargo handling, and related services for each other; and

     WHEREAS, Hawaiian and Northwest are each willing to perform in the manner and upon the conditions and terms hereinafter set forth.

     NOW, therefore, in consideration of the mutual covenants and promises in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

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     SECTION 1.     DEFINITION OF CODE SHARE SERVICE.  For purposes of this
Agreement, the term "Code Share Service" shall mean the holding out of, and marketing to the public, either HA or NW designated single carrier passenger and cargo air transportation on a city-pair route where the air transportation is provided via connecting flights, including flights operated by Hawaiian connecting with flights operated by Northwest and vice versa. "Code Share Service" may also include non-connecting local flights operated by Hawaiian within the State of Hawaii, and may include other markets mutually agreed by the parties in writing.

     SECTION 2. CODE SHARE SERVICE. The parties hereby agree to provide Code Share Service pursuant to the terms and conditions of this Agreement.

     (a) NORTHWEST DESIGNATED HAWAIIAN FLIGHTS. It is the intent of the Parties that Northwest will place its two letter designator code on certain Hawaiian flights. The "NW" designated Hawaiian operated Code Share Service will be marketed under not only Hawaiian's two letter designator code "HA" but also under Northwest's "NW" designator code. Schedule 1 attached hereto sets forth the flight segments where Code Share Service will operate at the commencement of this Agreement.

     The parties will use their best efforts to ensure that reservations and sales for Code Share Services are made in the most efficient manner that best meets the needs of all passengers using the Code Share Service flights. Passenger and cargo handling also will be coordinated to provide the best possible service to consumers and shippers. Each airline agrees that it will fully conform to all government regulations regarding Code Share Services, including without limitation the notification to passengers of the Code Share Services being provided to them pursuant to this Agreement.

                                        2

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     (b)  USE OF HAWAIIAN'S NAME AND/OR LOGO.     Hawaiian grants Northwest a
non-exclusive, non-transferable, limited license to use Hawaiian's trademarks, service marks and trade names, but solely in connection with the terms and obligations of this Agreement.

     Northwest shall be required to execute the "Limited Use of Hawaiian's Name and/or Logo" form ("Logo Use Form") attached hereto as Exhibit "E" prior to Hawaiian providing Northwest with Hawaiian's logo. Contractor shall inform Hawaiian's Marketing Department with list of Third Party Vendors who possess Hawaiian's logo for reproduction.

     Hawaiian shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by Northwest (or at its direction or authorization) that references this Agreement or uses any trademark, service mark or trade name of Hawaiian. Northwest shall provide the printed materials to Hawaiian in a timely manner in order that Hawaiian's Marketing Department may timely review and approve or disapprove the materials.

     SECTION 3.     SERVICE CONDITIONS.

     (a)  INITIAL SERVICE AREA.    To maximize passenger and cargo traffic on
Hawaiian and Northwest flights at certain cities and city pairs, Northwest may commence Code Share Service bearing the NW code on the city pair routes and on the dates specified in Exhibit A attached hereto.

     The parties additionally agree that the terms and conditions set forth in
(i) the Bilateral Prorate Agreement attached hereto as Exhibit B shall apply to domestic and international through and State of Hawaii local published fares referenced in Exhibit B.

     (b)  EXPANSION OF SERVICE AREAS.   Subject to mutual written agreement, the
initial service area set forth in Section 3(a) above may be expanded to include

                                        3


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other domestic and international connecting, and State of Hawaii local, flight opportunities at HNL between the two airlines to the extent permitted by route authorities and labor agreements.

     (c) DUAL SERVICE. Northwest and Hawaiian each retain the unilateral right to operate over any city pair route with its own equipment, crews and flight identification numbers. If both Hawaiian and Northwest serve a city pair route using their own equipment and flight identifiers, neither carrier will be precluded from additionally offering Code Share Service over that city pair route, provided that the city pair route is set forth in Exhibit A of this Agreement.

     (d) PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

The foregoing limitation shall not in any way restrict either Hawaiian's or Northwest's code share arrangements with Mahalo Air, Inc. within the State of
Hawaii.                                          4

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     (e)  IRREGULAR OPERATIONS.    In the event of schedule delay, schedule
irregularity, or cancellation on any code shared flight operated by Hawaiian, Hawaiian shall provide, at its expense, all Northwest ticketed passengers with the same interrupted trip amenities, compensation, or any other service that Hawaiian provides to its passengers. Hawaiian shall also provide, at its expense, all Northwest ticketed passengers with transportation to the final destination on the next available HA flight or with transportation on another carrier. Such service by Hawaiian shall be substantially similar to that which Northwest presently provides pursuant to Rule 80B issued by the Airline Tariff Publishers Co. (ATPCO) now existing or hereafter in effect or applicable to Northwest.

     (f) COOPERATIVE SERVICES ACCOUNT. Effective with the Prorate Agreement, the parties agree to establish the Cooperative Services Account referred to in Exhibit B-1, and the parties agree that Exhibit B-1 shall control such Cooperative Services Account.

     SECTION 4. AIRCRAFT AND CREWS. Each of Hawaiian and Northwest will provide the scheduled air service that is part of the Code Share Service in full compliance with Federal Aviation Administration ("FAA") regulations applicable to scheduled air service. Flights operated by Hawaiian shall be operated with its aircraft and crews, and flights operated by Northwest shall be operated with its aircraft and crews. (Some Northwest flights may be operated under the auspices of the Northwest - KLM Alliance Joint Venture. Such flights may be operated by KLM using its aircraft and crews.)

                                        5

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     SECTION 5.     GROUND SUPPORT FOR CODE SHARE SERVICES.

     (a)  HAWAIIAN CITIES.    Hawaiian will provide to passengers traveling
on HA operated Code Share Service flights passenger check-in at each of the stations specified in Exhibit A. To the extent reasonably feasible, passenger check-in and handling procedures will be provided in accordance with Northwest's standard operating procedures. Northwest and Hawaiian will jointly develop a method of providing Hawaiian's stations with assistance in check-in and ticketing of all NW passengers. Northwest will provide to Hawaiian, at no cost to Hawaiian, the necessary instructional training in Northwest's procedures. Hawaiian shall arrange for Northwest identification to be prominently displayed at check-in counters and gate areas as appropriate at each of Hawaiian's stations where NW coded Hawaiian flights are operated. Such signage shall be at least equal in prominence to that of any other airline graphics, excluding Hawaiian Airlines displayed at Hawaiian stations. Northwest and Hawaiian will jointly develop the necessary signage material for display at all Hawaiian stations described in Exhibit A. The parties agree to cooperate to accomplish the objective set forth in this paragraph as quickly as is reasonably feasible; provided, however, that completion of the obligations set forth in this paragraph are not conditions precedent to the effective date of this Agreement and the other obligations of the parties hereunder. PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (b) JOINT CITIES. Northwest and Hawaiian will, at the local level, jointly develop passenger processing and check-in procedures for stations jointly served by both Northwest and Hawaiian. At Northwest and Hawaiian stations in joint cities, the appropriate carrier will provide directional signage and flight information for passengers traveling on the Code Share Service flights.

                                        6

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     (c)  GROUND SUPPORT FOR CODE SHARE SERVICES. Effective with the July 1,
1996 start of Code Share Service, Hawaiian agrees to use its best efforts to implement host-to-host through check-in processing version 90:1 (including any subsequent or necessary upgrades) between Hawaiian's partition in the Sabre airline computer system and Northwest's PARS partition in the WORLDSPAN airline computer system. PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (d) FREIGHT. Northwest and Hawaiian will accept air freight and small package shipments on the Code Share Service and to and from points served by Hawaiian and Northwest flights. Documentation and handling procedures for such freight shall be consistent with Northwest, Hawaiian and standard industry procedures.

     SECTION 6.     PRICING AND REVENUE ACCOUNTING.

     (a)  FARES.    Northwest shall establish on its own and file through-fares applicable to Code Share Service bearing the NW code. Hawaiian shall establish on its own all local fares applicable to its flights that are operated as part of the Code Share Service.

     Hawaiian shall establish on its own and file through-fares applicable to Code Share Service bearing the HA code. Northwest shall establish on its own all local fares applicable to its flights that are operated as part of the Code Share Service. Local fares for NW coded Code Share Service operated by Hawaiian for travel solely within the State of Hawaii shall be established by Hawaiian and filed by Northwest.

     (b)  CARRIAGE AND TARIFF RULES.    Hawaiian and Northwest shall jointly
develop those conditions of carriage and tariff rules for the Code Share Service that need to be uniform in order for the Code Share Services to be provided in a seamless
                                        7

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manner.  Such rules governing the air transportation provided as part of the
Code Share Service shall be available for public inspection at Northwest's and Hawaiian's corporate offices, at each party's airport ticket office, and at each party's city ticket office in the manner required by DOT regulations.

     (c) PRORATE AND SEATS. Fares and air cargo rates between Hawaiian and Northwest systems shall be prorated in accordance with Exhibit B attached hereto. Hawaiian agrees to provide NW Code Share Service with access to HA's complete coach seat inventory, including last seat availability, currently contained within all booking classes.

     (d) REVENUE SETTLEMENT. Passenger and cargo revenue shall be settled between Hawaiian or its agent and Northwest or its agent according to the standard procedures of the Airline Clearing House.

     (e)  CRS CHARGES.   PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT
TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

     (f) BAGGAGE. Baggage handling and settlement of baggage handling claims shall be in accordance with existing tariffs and the Trade Practice Manual of the Air Transport Association or the IATA Resolutions and Recommended Practices Manual, whichever applies.

     (g)  CARGO.    Cargo handling and settlement of cargo handling claims shall be in accordance with existing tariffs and the Trade Practice Manual of the Air Transport Association or the IATA Resolutions and Recommended Practices Manual, whichever applies.

                                        8

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     SECTION 7.     HAWAIIAN/NORTHWEST COOPERATION PROGRAM.

     (a) FREQUENT FLYER PROGRAM. Participation by Hawaiian and Northwest in each others frequent flyer programs shall be as set forth in the Frequent Flyer Agreement between Northwest and Hawaiian included as Exhibit C to this Agreement.

     (b)  SCHEDULES.     Northwest will file schedules with OAG, ABC, and
Dittler for NW coded Code Share Service operated by Hawaiian. To facilitate the schedule filing process, Hawaiian shall supply to NW the necessary schedule information as detailed in Exhibit D, attached hereto and made a part hereof. A separate set of consecutive Northwest flight numbers will be assigned for NW coded flights operated by Hawaiian.

     (c) FLIGHT INFORMATION. Hawaiian shall provide Northwest with current flight following information for Northwest coded flights operated by Hawaiian for display in Northwest's reservations system. Hawaiian shall use its best efforts to transmit this information to Northwest via teletype message containing the MVT standard IATA Movement Message for departures, arrivals, delays, decisions, returns, ETA's, diversions and cancellations. The information must be sent in a timely manner as these events occur.

     (d) GOVERNMENT REQUIREMENTS. Hawaiian and Northwest shall provide air transportation services pursuant to this Agreement in compliance with all applicable statutes, orders, rules and regulations of government agencies having jurisdiction over their respective operations, including, but not limited to, FAA and Department of Transportation ("DOT").

     (e) MAIL CARRIAGE. Northwest and Hawaiian shall each independently contract with the U.S. Postal Service for carriage of mail over their respective route networks. The use of the NW designator code for Code Share Service does

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not extend to the system mail contract rates between each carrier and the U.S.
Postal Service.

     (f)  OPERATIONAL CONTROLS.    Each airline shall independently contract
with the FAA, DOT or other governmental agencies with respect to all landing, departure and en route slots or other operational controls. This Agreement will not affect any rights either airline has in current or future slots.

     SECTION 8.     INDEPENDENT CONTRACTOR.


     (a)  HAWAIIAN AS INDEPENDENT CONTRACTOR.     Hawaiian shall act as an
independent contractor in fulfilling its duties and obligations under this Agreement. The employees, agents and/or independent contractors of Hawaiian engaged in performing any of the services Hawaiian is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of Hawaiian for all purposes and under no circumstances shall employees, agents or independent contractors of Hawaiian be deemed to be employees, agents or independent contractors of Northwest. In performing its obligations under this Agreement, Hawaiian shall act, for all purposes, as an independent contractor and not as an agent for Northwest. Northwest shall have no supervisory power or control over any employees, agents or independent contractors engaged by Hawaiian in connection with Hawaiian's performance of its obligations hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted BY Northwest to a designated representative of Hawaiian. Nothing contained in-this Agreement is intended to limit or condition Hawaiian's control over its operation or the conduct of its business as an air carrier.

     (b)  NORTHWEST AS INDEPENDENT CONTRACTOR.    Northwest shall act as an
independent contractor in fulfilling its duties and obligations under this Agreement. The employees, agents and/or independent contractors of Northwest engaged in performing any of the services Northwest is to perform pursuant to this Agreement

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shall be employees, agents and independent contractors of Northwest for all purposes and under no circumstances shall employees, agents or independent contractors of Northwest be deemed to be employees, agents or independent contractors of Hawaiian. In performing its obligations under this Agreement, Northwest shall act, for all purposes, as an independent contractor and not as an agent for Hawaiian. Hawaiian shall have no supervisory power or control over any employees, agents or independent contractors engaged by Northwest in connection with the performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Hawaiian to a designated representative of Northwest. Nothing contained in this Agreement is intended to limit or condition Northwest's control over its operation or the conduct of its business as an air carrier.

     SECTION 9.     RELEASE AND INDEMNIFICATION.

     (a) INDEMNIFICATION BY HAWAIIAN. Hawaiian agrees to release, indemnify, hold harmless and defend Northwest, its officers, directors, employees, agents, successors and assigns, from and against any and all claims, losses, damages, liabilities, causes of action, suits, judgments and expenses, whether groundless or not, including, but not limited to, reasonable attorneys' fees, costs and related expenses, (i) for bodily or personal injury, including death, to any persons, including, but not limited to, employees of Hawaiian, except for injury or death of Northwest's employees incurred in the performance of their duty and for which workers' compensation normally is recoverable, (ii) for any loss of, damage to, or destruction of any property, including loss of use and consequential damage thereof (excluding, however, loss of, damage to, or destruction of Northwest's property), and (iii) for trademark or trade name infringement provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of any alleged acts or omissions of Hawaiian or its officers, directors, employees

                                       11

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or agents which are in any way connected to the services contemplated by this
Agreement. Northwest shall give Hawaiian notice of any claim made or suit instituted against Northwest which, if successful, would result in indemnification of Northwest hereunder, and Northwest shall have the right to compromise or participate in the defense of same to the extent of its own interest.

     (b) INDEMNIFICATION BY NORTHWEST. Northwest agrees to release, indemnify, hold harmless and defend Hawaiian, its officers, directors, employees, agents, successors and assigns, from and against any and all claims, losses, damages, liabilities, causes of action, suits, judgments and expenses, whether groundless or not, including, but not limited to, reasonable attorneys' fees, costs and related expenses, (i) for bodily or personal injury, including death, to any persons, including, but not limited to, employees of Northwest, except for injury or death of Hawaiian's employees incurred in the performance of their duty and for which workers' compensation normally is recoverable, (ii) for any loss of, damage to, or destruction of any property, including loss of use and consequential damage thereof (excluding, however, loss of, damage to, or destruction of Hawaiian's property), and (iii) for trademark or trade name infringement provided that such liabilities, claims, judgments, damages or losses are caused by or arise out of any alleged acts or omissions of Northwest or its officers, directors, employees or agents which are in any way connected to the services contemplated by this Agreement. Hawaiian shall give Northwest notice of any claim made or suit instituted against Hawaiian which, if successful, would result in indemnification of Hawaiian hereunder, and Hawaiian shall have the right to compromise or participate in the defense of same to the extent of its own interest.

                                       12

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     SECTION 10.    INSURANCE.

     (a)  HAWAIIAN INSURANCE.

     To the extent of the contractual liability assumed by Hawaiian, Hawaiian shall maintain in full force and effect the following insurance coverages:

          1. Workers' Compensation and Occupational Disease insurance subject to the laws of the state wherein this Agreement is being performed. Such coverage shall include Employers Liability up to a limit of at least $500,000.

          2. All Risk Aircraft Hull insurance covering Hawaiian's aircraft. Hull insurance shall include endorsements that:

               a. Provide that the insurer shall waive its subrogation rights against Northwest as the code share airline.

               b. Provide that, as respects the interest of Northwest, this insurance shall not be invalidated by any breach of warranty.

          3. Commercial General Liability insurance with limits no less than $25,000,000 combined single limit per occurrence. Such insurance shall include personal injury and contractual liability.

          4. Comprehensive Airline Liability insurance with limits no less than PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION combined single limit per occurrence, including but not limited to aircraft liability, passenger legal liability, and premises liability. Such insurance shall include personal injury and contractual liability.

          5. The Commercial General Liability and Comprehensive Airline Liability insurance referenced above shall provide that:

               a. Underwriters acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under Hawaiian's blanket contractual liability coverage.

                                       13

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               b.   Northwest is named as an additional insured on such
                    insurance, subject to the provisions of Section 9(a) of this Agreement.

               c. Said insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Northwest.

               d. Provide that, as respects the interests of Northwest, this insurance shall not be invalidated by any breach of warranty by Hawaiian.

               e. Provide a severability of interest/cross-liability endorsement.

Prior to the commencement of this Agreement, Certificates of Insurance shall be delivered to Northwest evidencing compliance with the insurance terms of this Agreement. Certificates of Insurance shall be of a type that unconditionally obligates the insurer to notify Northwest in writing at least thirty (30) days in advance of effective date in the event of any material change in, or cancellation of such insurance.

     (b)  NORTHWEST INSURANCE.     To the extent of the contractual liability
assumed by Northwest, Northwest shall maintain in full force and effect the following insurance coverages:

          1. Workers' Compensation and Occupational Disease insurance subject to the laws of the state wherein this Agreement is being performed. Such coverage shall include Employers Liability up to a limit of at least $500,000.

          2. All Risk Aircraft Hull insurance covering Northwest's aircraft. Hull insurance shall include endorsements that:

               a. Provide that the insurer shall waive its subrogation rights against Hawaiian.

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               b.   Provide that, as respects the interest of Hawaiian, this
                    insurance shall not be invalidated by any breach of warranty.

          3. Commercial General Liability insurance with limits no less than $25,000,000 combined single limit per occurrence. Such insurance shall include personal injury and contractual liability.

          4. Comprehensive Airline Liability insurance with limits no less than PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION combines single limit per occurrence, including but not limited to aircraft liability, passenger legal liability, and premises liability. Such insurance shall include personal injury and contractual liability.

          5. The Commercial General Liability and Comprehensive Airline Liability insurance referenced above shall provide that:

               a. Underwriters acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under Northwest's blanket contractual liability coverage.

               b. Hawaiian is named as an additional insured on such insurance, subject to the provisions of Section 9(b) of this Agreement.

               c. Said insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Hawaiian.

               d. Provide that, as respects the interest of Hawaiian, this insurance shall not be invalidated by any breach of warranty by Northwest.

               e. Provide a severability of interest/cross liability endorsement.

Prior to the commencement of this Agreement, Certificates of Insurance shall be delivered to Hawaiian evidencing compliance with the insurance terms of this Agreement. Certificates of Insurance shall be of a type that unconditionally obligates the insurer to notify Hawaiian in writing at least thirty (30) days in advance of effective date in the event of any material change in, or cancellation of such insurance.

     SECTION 11. DIRECTORS, OFFICERS, AGENTS, EMPLOYEES. No director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or any supplement, modification or amendment to this Agreement or because of any breach hereof or thereof.

     SECTION 12.    EFFECTIVE DATE AND TERMS TERMINATION.

     (a)  EFFECTIVE DATE AND TERM.

     This Agreement shall become effective on the "Effective Date" and shall remain in effect continuously thereafter. After an initial term of two (2) years from the first operation of Code Share Service pursuant to this Agreement, either Hawaiian or Northwest may deliver to the other advance written notice of termination which notice provides for a termination date for this Agreement at least three hundred sixty five (365) days subsequent to delivery of the notice of termination (the "Termination Date").

     Code Share Services established and published in the printed and electronic media under this Agreement shall be for the entire forward booking period in accordance with each media's policies as generally applied to forward airline schedules (currently approximately three hundred thirty one (331) days). The parties agree that the forward booking period shall be truncated to the Termination Date if and when notice of termination is given. The truncation shall be effected with the next normally scheduled transmission of schedule data to the various media. The parties also agree that any code share passengers booked and ticketed for travel during the forward booking period while such code share service was published will be serviced in accordance with operating procedures established by the parties pursuant to this Agreement, even though the Agreement may have been subsequently terminated.

     (b)  TERMINATION.

          (i). In the event that either Hawaiian or Northwest (1) makes a general assignment for the benefit of creditors or becomes insolvent; (2) files a voluntary petition in bankruptcy; (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (4) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors;
(5) becomes the object of any proceeding or action of the type described in
(3) or (4) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or (6) is divested of a substantial part of its assets so as to affect the ability to operate its business generally for a period of at least thirty (30) days; then the other party may by written notice terminate this Agreement effective immediately.

          (ii). Notwithstanding any other provision in this Agreement, Hawaiian shall have the right to terminate this Agreement upon ninety (90) days written notice if any of the following events shall occur: (1) any change of control of the Board of Directors of Northwest which results in a majority of new directors of the Board consisting of agents or employees of any airline other than Northwest; or (2) the acquisition of more than fifty percent (50%) of the voting common stock of Northwest by any other airline; or (3) the acquisition, merger, consolidation or reorganization of Northwest by any other airline.

         (iii). Notwithstanding any other provision in this Agreement, Northwest shall have the right to terminate this Agreement upon ninety (90) days written notice if any of the following events shall occur: (1) any change of control of the Board of Directors of Hawaiian which results in a majority of new directors of the Board consisting of agents or employees of any airline other than Hawaiian; or (2) the acquisition of more than fifty percent (50%) of the voting common stock of Hawaiian by any other airline; or (3) the acquisition, merger, consolidation or reorganization of Hawaiian by any other airline.

     SECTION 13.    FORCE MAJEURE, ETC.     Neither party shall be liable to
the other for any loss, injury, damage or delay whatsoever resulting, directly or indirectly, from one or more of the following: Force Majeure; Act of God; seizure under legal process, governmental sanctions, quarantine restrictions; fire, fog, flood, hurricane or other weather-related reason; failure or refusal on the party of any government or governmental agency to grant or issue approvals, clearances, exemptions, permits or operating authority, or recession or revocation thereof by any government or governmental agency; damage to or destruction of aircraft or other flight equipment; mechanical difficulties or breakdowns; unavailability of fuel; riots or civil commotion; strikes, lockouts or labor disputes (whether resulting from disputes between either party and its employees or between other parties); U.S. military or airlift emergency or substantially expanded U.S. military airlift requirements as determined by the U.S. government; activation of the U.S. Civil Reserve Air Fleet; war or hazards or dangers incident to a state of war; or any other acts, matters or things, whether or not of a similar nature, which are beyond the control of either party and which shall directly or indirectly, prevent, delay, interrupt, or otherwise adversely affect the furnishing, operation or performance of such transportation. In the event of a strike by Northwest employees, Northwest will use its best efforts to provide the services specified in this Agreement to Hawaiian. In the event of a strike by Hawaiian employees, Hawaiian will use its best efforts to provide the services specified in this Agreement to Northwest.

Northwest or Hawaiian shall have the right to suspend performance of this Agreement forthwith in the event of an airlift emergency as determined by the United States Secretary of Defense or his designee or by the Commander of the United States Military Airlift Command, or if the United States Civil Reserve Air Fleet is activated such that it materially affects the carriers commercial operations by order of the Secretary of Defense for so long as such emergency remains in effect.

     SECTION 14.    ASSIGNMENT.    This Agreement shall not be assigned by
either party without the prior written consent of the other party; provided that either party may, without such consent, assign any of its fixed or contingent rights to receive money payments hereunder and shall promptly notify the other party in writing of any such assignment.

     SECTION 15. NOT A PARTNERSHIP. The terms of this Agreement, including its annexes and appendices, or any supplement, modification, or amendment to this Agreement shall not be construed or interpreted at any time to mean that the business relationship between Northwest and Hawaiian is a partnership.

     SECTION 16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing, transmitted by facsimile or regular or express mail, and shall be deemed to have been duly given when the party receiving the notice acknowledges it by mail or facsimile. Each party shall acknowledge receipt as soon as practicable but in any event within 2 business days of receiving any notice or demand. Notices shall be transmitted as follows:

     (a)  If to HAWAIIAN to the attention of:

     Hawaiian Airlines, Inc.
     3375 Koapaka Street, Suite G-350
     Honolulu, HI  96819
     Phone:  (808) 835-3604
     Facsimile:  (808) 835-3690
     Attn:  President and CEO
     with a copy to:
     Hawaiian Airlines, Inc.
     3375 Koapaka Street, Suite G-350
     Honolulu, HI  96819
     Phone:  (808) 835-3610
     Facsimile:  (808) 835-3690
     Attn:  General Counsel

     (b)  If to NORTHWEST to the attention of:
     Northwest Airlines, Inc.
     5101 Northwest Drive
     Department A6000
     St. Paul, Minnesota  55111-3034
     Facsimile:  (612) 726-7994
     Attn:  Executive Vice President - Marketing

     (c) Or, in each case, to such other person and place as Northwest or Hawaiian furnish to the other party in writing.

     SECTION 17.    DEFAULT.

     (a)  MATERIAL DEFAULT.

     Except as otherwise provided herein, if either party shall materially default in performance of any of the terms, covenants and conditions of this Agreement, the other party may give written notice of such default to the party at default. In the event such material default is not cured within thirty (30) days after the giving of such notice (fifteen (15) days in the case of the failure to make any payments due and payable under this Agreement), the party giving notice may terminate this Agreement effective upon such date that party specifies by further notice to the party in default, without prejudice to any other rights-which the non-defaulting party may have.

     (b)  WAIVER.   The waiver by either Party of performance of any term,
covenant or condition of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude such Party from thereafter demanding performance thereof according to the terms hereof.

     SECTION 18. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and performance shall be governed by, the laws of the State of Minnesota, United States of America, regardless of the laws that might be applicable under principles of conflict of law.

     SECTION 19. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 20.    TITLES.   The section titles in this Agreement are for ease
of reference only and shall not affect the meaning of any provision of this Agreement.

     SECTION 21.    ENTIRE AGREEMENT.   This Agreement, including the Exhibits
which are attached hereto and made part hereof, sets forth the entire Agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings concerning the subjects covered by this Agreement. No party shall be bound by any term, condition or definition other than expressly set forth or provided for in this Agreement or amendments to this Agreement. Unless expressly provided herein, this Agreement may not be changed or modified, except by agreement in writing, signed by both parties.

     SECTION 22. CONSTRUCTION, SEVERABILITY, NO THIRD PARTY BENEFICIARY. This Agreement shall not be construed against the party preparing it, but shall be construed as if both parties jointly prepared it and any uncertainty or ambiguity shall not be interpreted against either party. In the event that any one or more of the provisions of this Agreement shall be determined to be invalid, unenforceable, or illegal, such invalidity, unenforceability or illegality shall not affect any other provision of this Agreement and the Agreement shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein. NO PERSON OR ENTITY, OTHER THAN NORTHWEST OR HAWAIIAN, SHALL HAVE ANY RIGHTS, CLAIMS, BENEFITS OR POWERS UNDER THIS AGREEMENT AND THIS AGREEMENT SHALL NOT BE CONSTRUED OR INTERPRETED TO CONFER ANY RIGHTS, CLAIMS, BENEFITS OR POWERS UPON ANY THIRD PARTY. THERE ARE NO THIRD-PARTY BENEFICIARIES OF THIS AGREEMENT.

     The parties hereto have caused this Agreement to be executed in their names and on their behalf by their respective officers duly authorized, on the day and year first above written.

NORTHWEST AIRLINES, INC.                HAWAIIAN AIRLINES, INC.

By: /s/ Douglas C. Birdsall             By: /s/ Bruce R. Nobles
   ------------------------------------    -----------------------------------
                                        Bruce R. Nobles
Its: Vice President                     President and Chief Executive Officer
    -----------------------------------
                                        By: /s/ John L. Garibaldi
                                           -----------------------------------
                                        John L. Garibaldi
                                        Executive Vice President and
                                        Chief Financial Officer

/s/ Philip Allen                        /s/ Audrey M. Yuh
- --------------------------------------  --------------------------------------
(Witness)                               (Witness)

                                    EXHIBIT A

                            Code Share Flight Segments

1.   CONNECTING CODE SHARE SERVICE

Code Share Service bearing the NW code shall, at NW's discretion and subject to this Agreement, apply to as many as all HA flights operating between HNL on the one hand and other points in the State of Hawaii on the other hand, as set forth below.

Code Share Service to be implemented on July 1, 1996 will include:

                    HNL-ITO
                    HNL-LIH
                    HNL-KOA
                    HNL-LNY
                    HNL-MKK
                    HNL-OGG

2.   LOCAL INTRA HAWAIIAN CODE SHARE SERVICE

Local market Code Share Service bearing the NW code in the above HNL-Hawaiian Islands markets may be provided by subsequent mutual written agreement, under the same terms and conditions that apply to connecting Code Share Service flights. Pricing for such services will be in accord with Section 6 (a) of this Agreement and the relevant prorate provisions of Exhibit B.

3.   OTHER PROSPECTIVE CODE SHARE SERVICE

As mutually agreed to in writing, Code Share Service may be expanded to include HA flights operating in the State of Hawaii that do not service HNL and may also be expanded to include other flights offered by Hawaiian.

                                                                       EXHIBIT B

                              HAWAIIAN / NORTHWEST

                           BILATERAL PRORATE AGREEMENT

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

                                   EXHIBIT B-1

                                 PRORATE CREDITS

                                      and a

                          COOPERATIVE SERVICES ACCOUNT

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

                                    EXHIBIT C

                      NORTHWEST AIRLINES/HAWAIIAN AIRLINES
                            FREQUENT FLYER AGREEMENT


PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

                                    EXHIBIT D

Schedule File Information

Hawaiian shall provide to Northwest schedule file information as follows:

Format

          - Code share flights only in SSIM format sent to Northwest via disk or transmittal.
          - Schedule data must include the following items in the order noted. Flight Number, Equipment Type, Cities, Departure/Arrival Times, Frequency, Meals, and Effective/Discontinue Dates.
          - Hawaiian will request VIEW access for Northwest to the HA schedule on ABCLINKS.

Transmission Dates

          - Hawaiian and Northwest must file, with OAG/ABC, the same flight information with the same load date (Open-for-Sale date) to ensure flight schedules are synchronized.
          - Ad hoc changes must be provided to Northwest 10 days prior to load date.

Schedule Changes/New Service

          - New Code share flight segments as listed in Exhibit A must be advised to Northwest at least 10 days prior to load date.
          -    Changes may not be effective prior to load date.
          - Changes should include those flights with differences in the schedule data from the previous load date. These changes must be indicated.

                                    EXHIBIT E

Limited Use of Hawaiian's Name and/or Logo

Hawaiian Airlines, Inc., a Hawaii corporation ("Hawaiian") grants Northwest Airlines, Inc., a Minnesota corporation, ("Contractor") a non-exclusive, nontransferable, limited license to use Hawaiian's trademarks, servicemarks and trade names, but solely in connection with these agreed upon terms and obligations. Hawaiian's Marketing Department shall provide Contractor with the necessary artwork to effect this contract.

Hawaiian shall have the right to review and approve or disapprove, prior to printing, the portion of any and all artwork generated by Contractor (or at its direction or authorization) that references this contract or uses any trademark, servicemark or trade name of Hawaiian. Contractor shall provide the printed materials to Hawaiian in a timely manner and Hawaiian's Marketing Department shall review and approve or disapprove such materials promptly in writing.

Upon termination of the Cooperative Marketing Agreement, Contractor shall destroy any and all screens and/or films developed for the assignment, unless otherwise instructed in writing by Hawaiian. The destroyed screens and/or film, and any other material bearing Hawaiian's Logo in the possession of Contractor shall be delivered to Hawaiian within two (2) weeks from the termination of the Cooperative Marketing Agreement.

Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by immediate binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The Arbitrators shall interpret the Agreement in accordance with the laws of the State of Hawaii and the arbitration shall take place in Honolulu, Hawaii. Judgment upon any arbitral award contemplated above may be entered in any court in the State of Hawaii having jurisdiction.